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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CROMPTON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Crompton Corporation 199 Benson Road Middlebury, CT 06749 Robert L. Wood President and Chief Executive Officer

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Crompton Corporation to be held at 11:15 a.m. on Tuesday, April 27, 2004, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut.

        This year you are asked to elect three directors and to ratify the Board of Directors' selection of an independent auditor for the fiscal year ending December 31, 2004. Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the formal meeting notice and Proxy Statement on the following pages.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible. Alternatively, you may choose to vote by telephone or via the Internet in accordance with the instructions found on your proxy card.

        The Company's fiscal year 2003 Annual Report is being mailed to stockholders herewith, but it is not part of the proxy solicitation material.

Respectfully yours,

Robert L. Wood President and Chief Executive Officer

March 29, 2004

CROMPTON CORPORATION
199 Benson Road, Middlebury, CT 06749
Notice of 2004 Annual Meeting of Stockholders
Tuesday, April 27, 2004
11:15 a.m. Eastern Time
Sheraton Stamford Hotel
2701 Summer Street
Stamford, Connecticut
AGENDA

  1.
  To elect three directors for a term of three years expiring at the 2007 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as the Company's independent auditors for 2004; and

  3.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on February 27, 2004 are entitled to notice of the annual meeting and may vote at the meeting and any adjournment thereof.

        We urge you to date, sign and return the enclosed proxy promptly whether or not you plan to attend the annual meeting. You may also vote by telephone or via the Internet in accordance with the instructions found on your proxy card. If you attend the meeting, you may still vote your shares in person, if you wish.

By Order of the Board of Directors,

Barry J. Shainman Secretary

March 29, 2004

TABLE OF CONTENTS

Proxy Statement	1
About the Meeting	1
Election of Three Directors	4
Board of Directors	5
Corporate Governance	8
Principal Holders of Voting Securities	12
Security Ownership of Management	13
Report of the Organization, Compensation and Governance Committee	14
Report of the Audit Committee	17
Performance Graph	19
Officers' and Directors' Compensation	21
Approval of Selection of Independent Auditor	27
Section 16(a) Beneficial Ownership Reporting Compliance	27
Communications with the Board of Directors	28
Mailings to Stockholders	28
Other Matters	29
Appendix A	A-1
Appendix B	B-1

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or the "Board of Directors") of Crompton Corporation (the "Company") for use at the annual meeting of the stockholders of the Company (the "Annual Meeting") to be held on April 27, 2004, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut, and at any adjournment thereof.

        The Company's annual report for the fiscal year ended December 31, 2003, accompanies this Proxy Statement. It is not proxy soliciting material, nor is it incorporated herein by reference.

        This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about March 29, 2004.

ABOUT THE MEETING

Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, the Company's stockholders will be asked to vote on the matters listed in the accompanying notice of annual meeting, namely:
* the election of Messrs. Leo I. Higdon, Jr., C.A. (Lance) Piccolo and Bruce F. Wesson as directors; and
* the ratification of KPMG LLP as the Company's independent auditors for 2004.

Stockholders will also transact other business that may properly come before the meeting. The Company's management will be present at the meeting to report on the Company's performance during 2003 and will answer stockholder questions.

Q:	Who is entitled to vote?
A:
Stockholders as of the close of business on the record date, February 27, 2004, are entitled to vote their shares of the Company's common stock. Each outstanding share of common stock is entitled to one vote. At the close of business on the record date, there were 114,510,126 shares of the Company's common stock outstanding. The Company has no other voting securities issued and outstanding.

Q:	How many shares must be present to hold the meeting?
A:
A quorum must be present at the meeting for business to be conducted. A quorum is reached when there are present at the meeting, in person or by proxy, the holders of a majority of the shares of the Company's common stock outstanding on the record date. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the item voted upon. Broker non-votes will be included for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote so they will not affect the outcome of any proposal.

Q:	What if a quorum is not present at the meeting?
A:
If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:	How do I vote?
A:	You may vote in any of three ways:

* You may vote by mail if you complete, sign and date the accompanying proxy card and return it in the prepaid envelope. Your shares will be voted confidentially and in accordance with your instructions;
* You may vote by telephone or via the Internet in accordance with the instructions found on your proxy card; and

* You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person. At the meeting, the Company will also pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in "street name" who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:	How many votes does it take to approve the items to be voted upon?
A:
Directors are elected by a plurality. This means that assuming a quorum is present at the meeting, the directors will be elected if each receives more affirmative votes cast for director than any other person. The affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the meeting is needed to ratify the selection of KPMG LLP as the Company's independent auditors for 2004.

Q:	Can I revoke my proxy before it is exercised?
A:	Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting:
* by signing another proxy with a later date;
* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or
* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.
Attendance at the meeting will not automatically revoke a previously granted proxy.

Q:	Who will count the votes?
A:	The Company's transfer agent, Mellon Investor Services LLC, will tabulate and certify the votes and act as inspector of election at the meeting.

Q:	How are shares in the Crompton Employee Savings Plan, Crompton Employee Stock Ownership Plan, Crompton Employee Stock Purchase Plan and Crompton Dividend Reinvestment Plan voted?
A:
The shares of Company common stock held by the trustee under the Crompton Employee Savings Plan and the Crompton Employee Stock Ownership Plan and in each employee's account under the Crompton Employee Stock Purchase Plan and Crompton Dividend Reinvestment Plan will be voted according to each employee's voting instructions. If no instructions are received, the shares in the Crompton Employee Savings Plan, Crompton Employee Stock Ownership Plan and Crompton Employee Stock Purchase Plan will not be voted while an individual's shares in the Crompton Dividend Reinvestment Plan will be voted in the same manner that such person's shares held of record are voted.

Q:	Who is soliciting my vote and who pays the cost?
A:
The Company has retained Mellon Investor Services LLC to assist in the distribution of proxy materials and the solicitation of votes for a fee of $5,000, excluding out-of-pocket expenses. The Company will pay the entire cost of the solicitation and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the Company stock. Proxies may be solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular compensation.

Q:	When are the year 2005 stockholder proposals due?
A:
If a stockholder wants a proposal to be included in the Company's proxy statement for the 2005 annual meeting of stockholders, the proposal, in writing and addressed to the Company's Secretary, must be received by the Company no later than December 2, 2004. If a stockholder wishes to recommend nominees to the Board of Directors, or to bring other business before the 2005 annual meeting, the proposal, in writing and addressed to the Company's Secretary, must be received by the Company no later than January 27, 2005, or not later than ten days after notice of the date of the 2005 annual meeting is given to stockholders, whichever date is earlier.

Q:	What other information about the Company is available?
A:
Interested parties may request a copy of the Company's Annual Report on Form 10-K and our quarterly financial news releases by fax or through the mail. This and other important information about the Company is also available on our web site at www.cromptoncorp.com.

ELECTION OF THREE DIRECTORS

        The By-laws of the Company provide for a board of directors divided into three classes. Directors of one class are elected each year for a term of three years. There are currently eight directors in office, three of whom are standing for election as Class I directors whose term will expire at the 2007 annual meeting, three of whom are Class III directors whose term will expire at the 2006 annual meeting, and two of whom are Class II directors whose term will expire at the 2005 annual meeting.

        The Board has nominated the three persons named below to serve as Class I directors whose term will expire at the 2007 annual meeting and until their respective successors are elected and have qualified. The Class I nominees are members of the present Board who have served as directors since the respective dates set forth after their names. The three nominees and all of the incumbent directors have previously been elected by the stockholders, except for Mr. Robert L. Wood who was appointed by the Board of Directors to fill a board vacancy on January 12, 2004. If any of the nominees are not available, which is an event not anticipated, the proxies will be voted for the other nominees and for a substitute if any is designated by the Board of Directors.

BOARD OF DIRECTORS

Nominees For Director

Class I (to serve until the annual meeting of stockholders in 2007)

Leo I. Higdon, Jr., 57, is the President of the College of Charleston, Charleston, SC. He is the former President of Babson College, Babson Park, MA, and former Dean of the Darden Graduate School of Business Administration of the University of Virginia, Charlottesville, VA. Mr. Higdon is also a former Vice Chairman and member of the Executive Committee of Salomon Brothers, an investment banking firm, New York, NY. Mr. Higdon has been a director of the Company, or a predecessor company, since 1993. He also serves as a director of Newmont Mining Corporation and Eaton Vance Corp.

C. A. (Lance) Piccolo, 63, is President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic health- care consulting firm, Lincolnshire, IL. Prior to the merger of Caremark International Inc. and MedPartners/Mullikin, Inc., he was the Chairman and Chief Executive Officer of Caremark International Inc., a provider of alternate-site health-care services, North Brook, IL. He is former Executive Vice President of Baxter International Inc., a supplier of health-care products, Deerfield, IL. Mr. Piccolo has been a director of the Company, or a predecessor company, since 1988. He also serves as a director and Vice Chairman of the Board of Caremark Rx, Inc. and as a director of Novamed Eyecare, Inc.

Bruce F. Wesson, 61, is President of Galen Associates, a health care venture firm, New York, NY and a General Partner of Galen Partners, L.P., New York, NY. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Incorporated, an investment banking firm, New York, NY. Mr. Wesson has been a director of the Company, or a predecessor company, since 1980. He also serves as Chairman of the Board of QMED and as a director of Halsey Drug Co., Inc. and Encore Medical Corp.

Incumbent Directors

Class II (to serve until the annual meeting of stockholders in 2005)

Robert A. Fox, 66, is the Managing General Partner of Fox Investments L.P., a private investment management company, Reno, NV, and Chairman of AgriCapital Advisors, an advisory board to AgriCapital Corporation, a New York, NY-based firm providing banking, financing and consulting services to the agriculture industry. He is former President and Chief Executive Officer of Foster Farms, a privately held, integrated poultry company, Livingston, CA. Mr. Fox has been a director of the Company, or a predecessor company, since 1990. He also serves as a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc., the New Perspective Fund and the New World Fund, Inc. He also serves as a trustee of the Euro-Pacific Growth Fund.

Robert L. Wood, 49, is President and Chief Executive Officer of the Company since January 12, 2004. Previously, Mr. Wood served for 27 years with The Dow Chemical Company, Midland, MI, in a variety of executive capacities, most recently as business group President for Thermosets and Dow Automotive. He also serves as a director of the Jarden Corporation and is the immediate past Chairman of the Board of Big Brothers and Big Sisters of America.

Class III (to serve until the annual meeting of stockholders in 2006)

Vincent A. Calarco, 61, is Chairman of the Board. He formerly served as President and Chief Executive Officer of the Company and served a predecessor corporation in those same capacities. Mr. Calarco has been a director of the Company, or a predecessor company, since 1985. He also serves as a director of Consolidated Edison, Inc. and Newmont Mining Corporation.

Roger L. Headrick, 67, is the Managing General Partner of HMCH Ventures, a private investment company, Wayzata, MN; the President and Chief Executive Officer of ProtaTek International, Inc., a biotechnical animal vaccine company, St. Paul, MN and Chairman of New Biotics, Inc., a cancer research and development company, San Diego, CA. Mr. Headrick is the former President and Chief Executive Officer of the Minnesota Vikings Football Club, Inc., Eden Prairie, MN. Mr. Headrick has been a director of the Company, or a predecessor company, since 1988. He also serves as a director of Caremark Rx, Inc.

Patricia K. Woolf, Ph.D., 69, is a private investor, and Lecturer in the Department of Molecular Biology, Princeton University, Princeton, NJ. Dr. Woolf has been a director of the Company, or a predecessor company, since 1994. She also serves as a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc., Smallcap World Fund, Inc., First Energy Corporation and the National Life Holding Co. Dr. Woolf also serves as a trustee of the New Economy Fund.

        The affirmative vote of the holders of a plurality of the shares that are present in person or represented by proxy at the meeting is required to elect directors.

        The Board of Directors recommends a vote FOR the election as directors of the persons named herein, and proxies will be so voted unless stockholders specify to the contrary in their proxies or specifically withhold authority to vote for any individual nominee.

        The Board of Directors has determined that Messrs. Fox, Headrick, Higdon, Jr., Piccolo, Wesson and Dr. Woolf are independent directors and that no independent director of the Board has a material relationship with the Company. The Company has made this determination pursuant to applicable New York Stock Exchange listing standards. The Board has received a certification from each independent director that neither he or she, nor any member of his or her immediate family, has a relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

CORPORATE GOVERNANCE

Role of the Board of Directors

        The Board of Directors of the Company is elected by the stockholders with the responsibility to oversee and direct the management of the Company so as to enhance stockholder value. The Board works with management to select and approve a corporate philosophy and mission, and in connection therewith the Board reviews, approves and monitors management's strategic and business plans and the Company's financial objectives, plans and actions. The Board approves the Company's material transactions, significant capital allocations and expenditures and measures the performance of management in relation to the performance of peer companies and the specialty chemical industry as a whole. The Board also periodically reviews the performance of the Chief Executive Officer.

        The Board adopts policies of corporate conduct, including compliance with applicable laws and regulations, auditing and accounting principles and financial controls, and the Company's own governing documents. The Board assesses its own effectiveness in fulfilling these and other Board responsibilities and performs such other functions as are prescribed by law or assigned to the Board in the Company's governing documents.

Role of the Organization, Compensation and Governance Committee

        The Organization, Compensation and Governance Committee makes recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships. The Committee identifies suitable candidates for Board membership, reviews their qualifications and proposes a slate of directors for election by the stockholders at each annual meeting.

        The Organization, Compensation and Governance Committee also makes an annual assessment of the performance of the Board and reviews the Board's Corporate Governance Principles, recommends its compensation and advises the Board with respect to the selection and performance of the Chief Executive Officer. The Committee assists the Board in providing for the orderly succession in the top management of the Company.

Board Meetings Held

        The Board of Directors held five regular meetings and three special meetings during 2003. All of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served in 2003.

Independent Co-Lead Directors

        The Board of Directors appointed Messrs. Roger L. Headrick and C.A. Piccolo as independent co-lead directors in April 2003. Messrs. Headrick and Piccolo preside at the Board's regular executive sessions in which the non-management directors meet without the Chief Executive Officer or management participation.

Board Committees

        The Board has established four committees to assist it in the discharge of its responsibilities. Committee membership is limited to directors who are not employees of the Company.

Committee Membership
Name	Audit	Finance and Pension	Organization, Compensation and Governance	Safety, Health and Environment
Robert A. Fox	x			x
Roger L. Headrick		x	*
Leo I. Higdon, Jr.		*	x
C.A. (Lance) Piccolo	x		x
Bruce F. Wesson	*			x
Patricia K. Woolf	x			*
No. of Mtgs. in 2003	12	2	5	2

*  Chairman of the Committee

        The Audit Committee meets periodically with the Company's management to review the Company's major financial risk exposures and with the independent auditor to review the scope of the annual audit and the policies relating to internal auditing procedures and controls, provides general oversight with respect to the adequacy and effectiveness of the Company's internal audit function and business process controls and to the accounting principles employed in the Company's financial reporting, and reviews the Company's quarterly reports on Form 10-Q and annual report on Form 10-K prior to their filing. The Audit Committee also selects the independent auditor after discussion with the Board, evaluates the auditor's qualifications, independence and performance, has responsibility for approving all audit and non-audit services provided by the independent auditor, considers the possible effect of providing such non-audit services on the auditor's independence, and reviews the range of fees of the auditor for both audit and non-audit services. The Audit Committee also reviews earnings press releases and financial information and earnings guidance provided to rating agencies, establishes procedures for handling complaints about accounting and auditing matters, and periodically reviews the Company's Code of Business Conduct and Ethics.

        The separately designated standing Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the members of the Audit Committee are listed in the above table.

        The Board of Directors has determined that Mr. Bruce F. Wesson, the Chairman of the Audit Committee, meets the requirements of audit committee financial expert and that Mr. Wesson is independent under applicable NYSE and Securities and Exchange Commission rules.

        The Organization, Compensation and Governance Committee is responsible for the administration of the Company's compensation plans, including approval of the level of compensation for senior executive officers named in the proxy statement and adoption of bonus and deferred compensation plans and arrangements for executive officers. The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation and sets his compensation based on this evaluation. The Committee also makes recommendations with respect to the organization, size and composition of the Board, identifies suitable candidates for Board membership and reviews their qualifications, proposes a slate of directors for election by the stockholders at each annual meeting, and assists the Board in providing for orderly succession in the top management of the Company. The Committee makes an annual assessment of the performance of the Board and reviews its Corporate Governance Principles.

        The Finance and Pension Committee has the authority, which it may exercise when the Board is not in session, to approve certain debt financings and reviews and makes recommendations to the Board regarding the issuance or reacquisition of securities, major debt financings, capital expenditures, acquisitions, divestitures and other expenditures, dividend policy, management of pension assets, and risk management policy and strategy.

        The Safety, Health and Environment Committee provides guidance to and oversight of management with respect to safety, health and environmental matters, including the review of the Company's safety, health and environmental performance, policies, standards, procedures, management systems and strategic plans. The Committee also recommends actions and policies that will enable the Company to achieve a high level of safety, health and environmental performance compared with its peers in the chemical industry and to maintain good relations with the Company's neighbors.

Stockholder Recommendations of Director Nominees

        The Organization, Compensation and Governance Committee will consider qualified candidates recommended by stockholders for Board membership in accordance with the procedure set forth in the Company's By-laws. Any stockholder entitled to vote in the election of directors may recommend one or more persons for election as a director at a meeting if written notice of such stockholder's intent to make such recommendation or recommendations has been given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, whichever is earlier. Notwithstanding the foregoing sentence, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall be considered timely, but only with respect to nominees for new positions created by such increase, if delivered to the Secretary not later than the close of business on the tenth day following the date on which such public announcement is first made by the Company. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the recommendation and of the person or persons to be recommended; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting having a value of at least $1,000 and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or undertakings between the stockholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee recommended by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each recommended nominee to serve as a director of the Company, if so elected. The candidates recommended by stockholders will receive the same consideration that candidates recommended by the Committee will receive.

        The Company's Corporate Governance Principles require that all candidates for Board membership, whether proposed by a stockholder or otherwise, possess the following qualifications: (i) unquestionable personal and professional ethics and integrity; (ii) policy-making experience in business, education, technology or government; (iii) expertise that is useful to the Company and complementary to that of other Board members; (iv) a willingness to serve on the Board for a period of at least several years and to devote the time required to meet the responsibilities and perform the duties of a director, including attendance at all Board and applicable committee meetings; (v) a commitment to represent the best interests of all stockholders and to objectively appraise the performance of the Company and of management; and (vi) involvement only in activities that do not create a conflict with the director's responsibilities to the Company and its stockholders. The Company uses an outside consultant to assist in identifying and evaluating potential nominees to the Board.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following persons were known to the Board of Directors to be the beneficial owner of more than 5% of the Company's outstanding common stock as of December 31, 2003:

	Shares Beneficially
Name and Address		Percent of Class
	Owned
Lord, Abbett & Co.	13,480,981(1)	11.77%
90 Hudson Street Jersey City, NJ 07302
Barrow, Hanley, Mewhinney & Strauss, Inc.	8,326,524(2)	7.27%
3232 McKinney Avenue Dallas, TX 75204
Capital Research and Management Company	6,471,200(3)	5.65%
333 South Hope Street Los Angeles, CA 90071
PEA Capital LLC	5,730,200(4)	5.00%
1345 Avenue of the Americas New York, NY 10105
(1)
Lord, Abbett & Co. has advised that it has sole voting power and sole dispositive power for 13,480,981 shares.

(2)
Barrow, Hanley, Mewhinney & Strauss, Inc. has advised that it has sole voting power for 1,068,419 shares, shared voting power for 7,258,105 shares and sole dispositive power for 8,326,524 shares. Barrow, Hanley, Mewhinney & Strauss, Inc. acts as investment advisor for Vanguard Windsor Funds Windsor II Fund with respect to 6,238,569 of the shares listed above.

(3)
Capital Research and Management Company has advised that it has sole dispositive power for 6,471,200 shares. Capital Research and Management Company acts as investment advisor for Washington Mutual Investors Fund, Inc. with respect to 5,800,001 of the shares listed above. Capital Research and Management Company disclaims beneficial ownership of all shares pursuant to Rule 13d-4 under the Exchange Act.

(4)
PEA Capital LLC has advised that it has sole voting power and sole dispositive power for 5,730,200 shares.

SECURITY OWNERSHIP OF
MANAGEMENT

        The directors and the executive officers of the Company have advised that they were directly or indirectly the beneficial owners of outstanding common stock of the Company at the close of business on February 27, 2004, as set forth below, in each case representing less than one percent of such shares outstanding except as otherwise indicated. The table also shows the number of shares credited to the individual's account under the Directors Deferred Compensation Plan ("Deferred Compensation Plan"), Directors Restricted Stock Plan ("Restricted Stock Plan"), the Dividend Reinvestment Plan ("DRIP") and stock options exercisable within 60 days of February 27, 2004 ("Exercisable Options").

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock		Exercisable Options	Deferred Compensation Plan	DRIP	Restricted Stock Plan
Robert L. Wood	5,000		—	—	—	—
Vincent A. Calarco	1,281,113	(2)	2,945,500	—	50,271	—
Robert A. Fox	38,562		77,056	29,785	1,473	13,952
Roger L. Headrick	44,000		77,056	32,051	2,660	15,677
Leo I. Higdon, Jr.	7,000		77,056	24,869	326	2,727
C.A. (Lance) Piccolo	2,400		85,285	23,766	2,375	14,139
Bruce F. Wesson	3,235		61,894	41,284	—	—
Patricia K. Woolf	4,875		77,056	20,393	1,163	6,288
Alfred F. Ingulli	144,200	(3)	500,849	—	—	—
Robert W. Ackley	217,608	(4)	516,500	—	—	—
Peter Barna	205,158	(5)	590,105	—	—	—
John T. Ferguson II	124,556	(6)	588,000	—	—	—
Directors and Executive Officers as a Group (20 persons)	2,462,748	(7)	7,523,875	172,148	63,532	52,783
(1)
Except as noted below, the executive officers and directors have both sole voting and sole investment power over the shares reflected in this table.

(2)
Includes 469,476 shares held under the 1988 Long Term Incentive Plan (the "1988 Plan") and the Crompton Corporation Employee Stock Ownership Plan (the "ESOP"), as to which he has voting but, except with respect to 51,387 shares in the ESOP, no investment power; 644 shares acquired through the Benefit Equalization Plan Trust (the "BEP"); and 58,872 shares owned by his wife as to which he disclaims beneficial ownership. Mr. Calarco is deemed to be the beneficial owner of 3.6% of the outstanding shares of the Company's common stock.

(3)
Includes 3,670 shares held under the ESOP as to which he has voting and investment power.

(4)
Includes 14,078 shares held under the 1988 Plan and the ESOP as to which he has voting but, except with respect to 2,327 shares in the ESOP, no investment power; 50 shares held through the

  Crompton Corporation Employee Stock Purchase Plan (the "ESPP"); and 2,601 shares owned by his wife as to which he disclaims beneficial ownership.

(5)
Includes 9,712 shares held under the 1988 Plan and the ESOP as to which he has voting but, except with respect to 59,794 shares in the ESOP, no investment power.

(6)
Includes 8,983 shares held under the 1988 Plan as to which he has voting but no investment power and 24,982 shares acquired through the BEP.

(7)
Includes 595,620 shares held under the 1988 Plan and the ESOP, as to which they have voting but, except with respect to 142,817 shares in the ESOP, no investment power; 25,626 shares held through the BEP; 6,789 shares held through the ESPP; and 61,473 shares owned by wives, as to which beneficial ownership is disclaimed. Directors and executive officers as a group are deemed to be the beneficial owner of 8.4% of the outstanding shares of the Company's common stock.

REPORT OF THE ORGANIZATION,
COMPENSATION AND GOVERNANCE COMMITTEE

Role of the Organization, Compensation and Governance Committee in Corporate Governance

        The Organization, Compensation and Governance Committee of the Board of Directors (the "Committee") makes recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships. The Committee identifies suitable candidates for Board membership, reviews their qualifications and proposes a slate of directors for election by the stockholders at each annual meeting.

        The Committee makes an annual assessment of the performance of the Board and reviews the Board's corporate governance principles, recommends its compensation and advises the Board with respect to the selection and performance of the Chief Executive Officer. The Committee assists the Board in providing for the orderly succession in the top management of the Company.

Executive Compensation Philosophy

        The compensation program for the Company's executive officers is administered in accordance with a pay for performance philosophy to link executive compensation with the values, objectives, business strategy, management initiatives and financial performance of the Company. In addition, a significant portion of each executive officer's compensation is contingent upon the creation of shareholder value.

        The Committee believes that stock ownership by management and restricted-stock-based performance compensation plans serve to align the interests of management and other stockholders in the enhancement of shareholder value. To that end, executive officers are encouraged to retain the shares they earn through the compensation programs and are given the opportunity to defer receipt of the shares of common stock.

        The compensation of the Company's executive officers comprises cash and equity components and is designed to be competitive and highly leveraged based upon corporate financial performance and shareholder returns. The compensation program provides an opportunity to earn compensation in the third quartile within the chemical industry as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than competitive levels in surveyed companies based upon annual and long-term performance of the Company, as well as individual performance. Several performance measures are used for compensation purposes for the Company's executive officers and heads of the businesses. Primary measures used in the annual and long-term incentive programs include earnings growth, debt reduction and market cap growth. Executives are also linked to shareholder return through stock options and restricted performance share awards.

Base Salaries

        Base salary ranges at the median to 75th percentile levels for executive officers are determined after reviewing data from several national surveys on salaries for executives at companies within the chemical industry as well as within a broader group of companies of similar size and complexity.

Management Incentive Plan

        Annual incentives may be earned under the Company's Management Incentive Plan. Target and maximum incentives (currently at 175% of target) are set by formula to offer executive officers an opportunity to earn annual compensation at the 75th percentile levels if high levels of performance are met.

Stock Options and Performance Shares

        Long-term incentives at the Company consist of annual grants of stock options and periodic grants of restricted performance shares that can be earned over a multi-year period based on goals selected by the Committee out of those approved under the 1998 Long-Term Incentive Plan. Awards are divided evenly in value between stock options and restricted performance shares and are set at levels designed to offer opportunities at the 75thpercentile.

Stock Ownership

        The Company has adopted stock ownership goals for its executive officers, which range from five times salary for the Chief Executive Officer to three or two times salary for the remaining officers. Total stock ownership for this group as of February 27, 2004, was 2,418,212 shares.

Tax Deductibility of Executive Compensation

        The Committee's policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without abdicating all of its discretionary power. To this end, the Committee has submitted complying plans to stockholders; however, the Committee has occasionally taken actions that result in non-deductible compensation and may do so again in the future when it determines that such actions are in the Company's best interests.

Compensation of Chief Executive Officer

        The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer's compensation and annually evaluates the Chief Executive Officer's performance in light of those goals and objectives. In 2003, the base salary, incentive compensation, stock option and restricted stock awards for the Chief Executive Officer were determined by the Board of Directors based on the recommendations of the Committee using the principles outlined above. Mr. Calarco's base salary was $890,000 during fiscal year 2003 and he was awarded a bonus of $225,000.

Organization, Compensation and Governance Committee

        Decisions on compensation of the Company's executive officers are made by the Organization, Compensation and Governance Committee, a committee of the Board of Directors composed of the persons listed below, all of whom are non-employee directors and are independent, as such term is defined in the New York Stock Exchange listing standards. The Committee has retained an independent executive compensation consultant who has access to independent compensation data to evaluate the Company's executive compensation program.

        A copy of the written charter of the Organization, Compensation and Governance Committee is attached as Appendix A to this Proxy Statement. A copy of the charter is also available on the Company's website at www.cromptoncorp.com.

        The Organization, Compensation and Governance Committee:

                      Roger L. Headrick, Chairman
                      Leo I. Higdon, Jr.
                      C. A. Piccolo

REPORT OF THE AUDIT COMMITTEE

        A copy of the written charter of the Audit Committee, as adopted by the Board of Directors, is attached as Appendix B to this Proxy Statement. The Company's Audit Committee consists of four members of the Board that meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003, with management. The Audit Committee has also discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP such auditing firm's independence. Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing such report with the Securities and Exchange Commission.

        The Audit Committee:

                      Bruce F. Wesson, Chairman
                      Robert A. Fox
                      C. A. Piccolo
                      Patricia K. Woolf, Ph.D.

The following information presents the aggregate fees for professional services billed to the Company by KPMG LLP during fiscal years 2003 and 2002. Certain prior year amounts have been reclassified to conform to current presentation.

Audit Fees

        The aggregate fees for professional services rendered by KPMG LLP for audit services for fiscal years 2003 and 2002 were $3.5 million and $3.1 million, respectively. Audit fees include professional services associated with audits of the Company's consolidated financial statements included in the Form 10-Ks, reviews of the Company's consolidated financial statements included in the Form 10-Qs, and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

Audit-Related Fees

        The aggregate fees for professional services rendered by KPMG LLP for audit-related services for fiscal years 2003 and 2002 were $2.8 million and $.8 million, respectively. Audit-related fees consist primarily of audit services related to business acquisitions and divestitures, advice regarding internal controls, consultation regarding the application of Generally Accepted Accounting Principles and new regulatory pronouncements and other attest services.

Tax Fees

        The aggregate fees for professional services rendered by KPMG LLP for tax services for fiscal years 2003 and 2002 were $2.5 million and $1.8 million, respectively. Tax fees primarily include fees associated with tax compliance, state and local tax refunds, tax advisory services related to acquisitions and divestitures and domestic and international tax planning.

All Other Fees

        The aggregate fees for professional services rendered by KPMG LLP other than for services rendered under the categories Audit Fees, Audit-Related Fees and Tax Fees, for fiscal years 2003 and 2002, were none and $.1 million, respectively. All other fees relate to professional services for financial systems design and implementation in 2002.

        The Audit Committee has considered whether the non-audit services provided by KPMG LLP to the Company are compatible with maintaining the independence of KPMG LLP and concluded that the independence of KPMG LLP is not compromised by providing such services.

        The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by KPMG LLP. Specifically, the Audit Committee has pre-approved the use of KPMG LLP for detailed, specific types of services, which include the following categories of non-audit services: acquisition and divestiture services; tax services; advice regarding internal controls; and consultation regarding the application of Generally Accepted Accounting Principles and new regulatory pronouncements. In each case, the Audit Committee has set a specific limit on these services. Approval is further required for services in excess of these thresholds or to retain KPMG LLP for any additional services. All audit and non-audit services performed by KPMG LLP during fiscal 2003 were pre-approved pursuant to the policies and procedures outlined above.

PERFORMANCE GRAPH

        The following graph compares the cumulative total return on the common stock of the Company for the last five fiscal years with the returns on the Standard & Poor's 500 Stock Index and the Chemicals (Specialty)-500 Index, assuming the investment of $100 in the Company's common stock, the S&P 500 Index and the Chemicals (Specialty)-500 Index on December 31, 1998, and the reinvestment of all dividends.

COMPARISON OF FIVE-YEAR
CUMULATIVE TOTAL RETURN AMONG CROMPTON CORP.,
S&P 500 AND S&P 500 SPECIALTY CHEMICALS

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
CROMPTON CORP.	$100.0	$64.5	$51.7	$45.3	$30.6	$38.2
S&P 500	$100.0	$121.0	$110.0	$97.0	$75.5	$97.2
S&P 500 SPECIALTY CHEMICALS	$100.0	$110.7	$98.5	$92.3	$103.9	$123.6

Note:  Assumes an initial investment of $100 on December 31, 1998. Total return includes reinvestment of dividends.

The Chemicals (Specialty)-500 Index companies are as follows: Ecolab Inc., Great Lakes Chemical Corporation, International Flavors & Fragrances Inc., Rohm & Haas Company and Sigma-Aldrich Corporation. In 2002, Rohm & Haas Company replaced

Hercules, Inc. in the Index and the graph represents the results of Hercules, Inc. for the three-year period ended December 31, 2001, and the results of Rohm & Haas Company for the two-year period ended December 31, 2003.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Organization, Compensation and Governance Committee, the Report of the Audit Committee and the Performance Graph shall not be deemed incorporated by reference into any such filings.

OFFICERS' AND DIRECTORS' COMPENSATION

        The following tables set forth information concerning compensation paid or to be paid to the Chief Executive Officer of the Company and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer, for services to the Company in all capacities during 2001, 2002 and 2003, except as noted, and options granted to and exercised by the same individuals during the period indicated.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Compensation ($)(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options(#)
Vincent A. Calarco	2003	890,000	225,000	94,097	—	390,000(3)
Chairman of the Board,	2002	887,917	—	116,642	—	225,000
President and CEO	2001	861,667	—	116,959	—	350,000
Alfred F. Ingulli	2003	390,000	256,000	73,366	—	120,000(3)
Executive Vice President,	2002	387,500	—	45,974	—	45,000
Crop Protection	2001	371,667	170,000	70,304	—	60,000
Robert W. Ackley	2003	320,040	281,000	44,871	—	120,000(3)
Executive Vice President,	2002	319,203	—	42,206	—	40,000
Polymer Processing Equipment	2001	308,752	—	45,029	—	60,000
Peter Barna	2003	360,000	56,000	58,065	—	135,000(3)
Senior Vice President and	2002	352,500	—	51,613	—	50,000
Chief Financial Officer	2001	337,500	—	57,583	—	60,000
John T. Ferguson II	2003	335,040	54,500	12,620	—	120,000(3)
Senior Vice President	2002	330,027	—	44,880	—	50,000
and General Counsel	2001	314,997	—	45,952	—	60,000
(1)
Includes the following amounts paid during 2003 under the Company's Supplemental Medical and Dental Reimbursement Plans (the "SMD"), The Uniroyal Age Supplement (the "AS"), the Uniroyal Chemical split-dollar life insurance plan (the "SDP"), the Uniroyal Excess Cap Program (the "ECAP") or as employer contributions under the Company's Employee Stock Ownership Plan (the "ESOP") and Crompton Employee Savings Plan (the "CESP") (with that portion of the ESOP and CESP contributions in excess of the Section 401(k) and Section 415 limitations having been paid into the Company's Benefit Equalization Plan): Mr. Calarco, $14,320 (SMD), $40,050 (CESP); Mr. Ingulli, $8,580 (AS), $20,021 (SDP), $11,957 (ECAP), $7,400 (ESOP), $9,000 (CESP); Mr. Ackley, $2,732 (SMD), $12,403 (ESOP), $14,402 (CESP); Mr. Barna, $4,729 (SMD), $14,400 (ESOP), $16,200 (CESP); Mr. Ferguson, $4,156 (SMD).

(2)
Total restricted stock outstanding for the persons shown in the table at the end of fiscal year 2003: Vincent A. Calarco, 441,245 shares valued at $3,128,427, of which 297,245 shares valued at $2,107,467 are forfeitable; Alfred F. Ingulli, 35,500 shares valued at $251,695, all of which shares are forfeitable; Robert W. Ackley, 80,871 shares valued at $573,375, of which 53,871 shares valued at $381,945 are forfeitable; Peter Barna, 86,611 shares valued at $614,072, of which 65,611 shares valued at $465,182 are forfeitable; and John T. Ferguson II, 53,711 shares valued at $380,811, all of which shares are forfeitable.

(3)
Under the terms and conditions of the Company's Long-Term Incentive Plan for the period 2003-2005, stock options were granted on January 20, 2003, one-third of which will vest each successive year following the grant date.

Option Grants In Last Fiscal Year(1)

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)	Expiration Date
					5%($)	10%($)
	Individual Grants
Vincent A. Calarco	358,654(2)	16.54%	6.38	2/20/2013	1,439,045	3,646,821
	31,346(3)	1.45%	6.38	1/21/2013	125,771	318,729
Alfred F. Ingulli	43,654(2)	2.01%	6.38	2/20/2013	175,155	443,877
	31,346(3)	1.45%	6.38	1/21/2013	125,771	318,729
	45,000(4)	2.08%	5.85	11/19/2013	165,557	419,553
Robert W. Ackley	43,654(2)	2.01%	6.38	2/20/2013	175,155	443,877
	31,346(3)	1.45%	6.38	1/21/2013	125,771	318,729
	45,000(4)	2.08%	5.85	11/19/2013	165,557	419,553
Peter Barna	58,654(2)	2.70%	6.38	2/20/2013	235,340	596,398
	31,346(3)	1.45%	6.38	1/21/2013	125,771	318,729
	45,000(4)	2.08%	5.85	11/19/2013	165,557	419,553
John T. Ferguson II	43,654(2)	2.01%	6.38	2/20/2013	175,155	443,877
	31,346(3)	1.45%	6.38	1/21/2013	125,771	318,729
	45,000(4)	2.08%	5.85	11/19/2013	165,557	419,553
(1)
An option entitles the holder to purchase one share of the common stock of the Company at a purchase price equal to the fair market value of the Company's common stock on the date of grant of all of the options shown in the table. All options are subject to expiration prior to the dates shown in the table in case of death of the option holder or termination of employment. The purchase price for stock on the exercise of options may be paid in cash or in shares of the Company's common stock already owned by the option holder, or by a combination thereof. In the event of a change in control of the Company, all of the options shown in the table will immediately become exercisable.

(2)
Non-qualified options. Vest on 1/21/2004, 1/21/2005 and 1/21/2006.

(3)
Incentive Stock options. Vest on 1/21/2005 and 1/21/2006.

(4)
Non-qualified options. Vest on 10/20/2004 and 10/20/2005.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

					Value of Unexercised In-the-Money Options at FY-End ($) 12/31/03—FMV $7.09
			Number of Securities Underlying Unexercised Options at FY-End (#)
	Shares Acquired on Exercise (#)	Value Realized $
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent A. Calarco	0	0	2,815,500	502,500	0	276,900
Alfred F. Ingulli	0	0	475,849	142,500	0	109,050
Robert W. Ackley	0	0	491,500	140,000	0	109,050
Peter Barna	0	0	560,105	160,000	0	119,700
John T. Ferguson II	0	0	563,000	145,000	0	109,050

Compensation Committee Interlocks and Insider Participation

        Messrs. Higdon, Jr. and Piccolo served as members and Mr. Headrick served as Chairman of the Organization, Compensation and Governance Committee during the last completed fiscal year. No member of the Organization, Compensation and Governance Committee is a current or former officer or employee of the Company or any of its subsidiaries.

Retirement Plans

        Each of the persons shown in the Summary Compensation Table on page 21 above is covered by a supplemental retirement agreement with the Company.

        Supplemental Retirement Agreement with Vincent A. Calarco.    In the case of Mr. Calarco, the executive's total annual benefit payable under the supplemental retirement agreement to the executive for life will be 60% of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's normal retirement age.

        Supplemental Retirement Agreements with Alfred F. Ingulli.    In the case of Mr. Ingulli the executive's retirement benefit under the supplemental agreement supplements the benefit paid to the executive under a Uniroyal Chemical Company, Inc. ("Uniroyal") defined benefit pension plan so that the total annual benefit payable to the executive will be 55% of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's retirement or, at his election, Mr. Ingulli may receive a lump sum payment earned under a previous supplemental retirement agreement with Uniroyal.

        Supplemental Retirement Agreements with Robert W. Ackley and Peter Barna.    In the case of Messrs. Ackley and Barna, the executives' retirement benefits under the supplemental agreement supplements the amount paid to the executives under a retirement plan that was terminated in 1982 so that the aggregate benefit paid to the executives annually will equal 50% of the average total compensation (including salary and bonus) paid to the executives during their highest five years of the last ten years prior to their normal retirement age.

        Supplemental Retirement Agreement with John T. Ferguson II.    In the case of Mr. Ferguson, the executive's total annual benefit payable under the supplemental retirement agreement to the executive for life will be 50% of the average total compensation (including salary and bonus) paid to the executive during the highest five years of the last ten years prior to the executive's normal retirement age.

        Provisions for Payments under the Supplemental Retirement Agreements. A supplemental benefit in a reduced amount may be payable in the event of termination of employment prior to normal retirement age. At any time after the date on which benefit payments commence, the executive may elect to receive a single lump sum equal to 90% of the actuarial equivalent of the benefit otherwise payable to the executive or an unreduced lump sum if the executive elects at least six months prior to supplemental benefit commencement date and during a calendar year that precedes the calendar year in which the supplemental benefit commencement date occurs. An executive may elect to have the executive's supplemental benefit under the agreement paid in a form which will provide for the continuation of benefits, to a beneficiary selected by the executive, upon the executive's death after retirement. Each agreement also provides for the payment of a reduced benefit to the executive's beneficiary in the event of the executive's death prior to normal retirement age and for the payment of disability benefits in addition to those available under the Company's regular disability insurance program. Benefits under each agreement are not payable if the executive voluntarily terminates the executive's employment, unless such termination is the result of the executive's retirement (in the case of Mr. Calarco, on or after reaching age 62) or is with approval of the Board, and meets certain other conditions set forth in the agreement.

        The following table sets forth the estimated aggregate annual benefit payable to each of the executives named in the table under the executive's supplemental retirement agreement and from Uniroyal's defined benefit pension plan upon retirement at or after normal retirement age based on each executive's compensation history to date and assuming payment of such benefit in the form of a life annuity:

Name of Individual	Estimated Annual Retirement Benefit
Vincent A. Calarco	$872,281
Alfred F. Ingulli	$301,737
Robert W. Ackley	$232,562
Peter Barna	$208,651
John T. Ferguson II	$194,670

Employment Agreements

        Employment Agreement with Vincent A. Calarco.    Mr. Calarco was employed pursuant to an employment agreement which was amended and restated in May 1999. The agreement provides for Mr. Calarco's employment as Chairman of the Board, President and Chief Executive Officer for a term of three years, with automatic annual one-year extensions of the term unless the Company gives notice at least 60 days prior to the anniversary of the date of the agreement that the term will not be extended.

        The amended agreement calls for a base salary of not less than $750,000 and for Mr. Calarco's continued participation in employee benefit plans and other fringe benefit arrangements substantially as in the past. In the event Mr. Calarco's employment is terminated by the Company other than for cause, disability, or death or by Mr. Calarco for good reason (as defined in the agreement), the Company is obligated to pay Mr. Calarco his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to him for the prior year pro-rated to that date, and a lump sum termination payment equal to three times the sum of his then current salary and the highest bonus paid to him during the three years preceding his termination, to continue certain employee and fringe benefits provided under the agreement for a period of three years or until he obtains other employment and certain other benefits for the life of Mr. Calarco and his spouse, and to make certain additional payments to cover any excise tax imposed under the Internal Revenue Code on the amounts payable as a result of his termination and any legal fees incurred by Mr. Calarco in enforcing the Company's obligations under the agreement.

        Employment Agreements with Alfred F. Ingulli, Robert W. Ackley, Peter Barna and John T. Ferguson II. The Company has entered into employment agreements with certain other key management employees, including Messrs. Ingulli, Ackley, Barna, and Ferguson. Each agreement is operative upon the occurrence of a change in control (as defined in the agreement) and is intended to encourage the executive to remain in the employ of the Company by providing the executive with greater security. Absent a change in control, the agreements do not require the Company to retain the executive or to pay the executive any specified level of compensation or benefits except that Mr. Ingulli has an agreement that requires that he be paid severance in the event that he is terminated without cause or he resigns for good reason (as defined in the agreement) during an annually renewable two-year period.

        In the event of a change in control, the agreements provide that there will be no change, without the executive's consent, in the salary, bonus opportunity, benefits, duties, and location of employment of the executive for a period of two or three years after the change in control. If, during such period, the executive's employment is terminated by the Company other than for cause, disability, or death or the executive resigns for good reason (as defined in the agreements), the Company will pay the executive his salary to the date of termination, incentive compensation in an amount no less than the bonus paid to the executive for the prior year pro-rated to that date, and a lump sum severance payment equal to three times the sum of the executive's base salary and the highest bonus paid to the executive during the three years preceding the executive's termination and will continue other employee benefits similar to those provided to the executive prior to the executive's termination for a period of three years or until the executive's earlier employment with another employer.

Compensation of Directors

        Members of the Board who are not employees of the Company receive the following for their services:

        * an annual retainer of $35,000 (committee chairmen receive an additional retainer of $5,000, except the Audit Committee Chairman, who receives an additional retainer of $15,000); and

        * an annual fee of $12,000 for Board and committee meeting service (Audit Committee members receive an additional fee of $4,000).

        Directors are reimbursed for expenses incurred in attending meetings. In addition, the Company provides accidental death and travel insurance coverage for each non-employee director.

        Each year non-employee directors may elect to defer all or any portion of their retainers and fees in the form of shares of the Company's common stock pursuant to the Directors Deferred Compensation Plan. Directors may also choose to receive all or a one-half (1/2) portion of their annual retainer fee in non-qualified stock options of the Company's common stock on the basis of $3.00 of underlying stock for each $1.00 of foregone cash, provided that the number of stock options issued to a director pursuant to this program and/or under the Crompton Corporation 1998 Long-Term

Incentive Plan (the "1998 Plan") during each year shall not exceed an aggregate of stock options to purchase in excess of 20,000 shares of the Company's common stock.

        The 1998 Plan provides for the issuance to non-employee directors on the date of the first meeting of the Board in the fourth quarter of each year of an option to purchase up to 20,000 shares of the Company's common stock. The exercise price of the options may not be less than the fair market value of the Company's common stock on the grant date. The options to be granted under the 1998 Plan are non-qualified options not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, and may not be exercisable more than 10 years and one month after the date of grant. In 2003, the non-employee directors waived their right to receive their options.

        Directors who are employees of the Company receive no additional compensation for services on the Board of Directors.

APPROVAL OF SELECTION
OF INDEPENDENT AUDITOR

        The Board of Directors has, subject to approval by the stockholders, selected the firm of KPMG LLP to act as auditor for the fiscal year 2004. The Board of Directors recommends a vote FOR approval, and unless otherwise directed, proxies will be voted in favor of this selection. The affirmative vote of the holders of a majority of the shares of the Company represented and entitled to vote at the meeting is required for such approval.

        Representatives of KPMG LLP will be present at the annual meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and stockholders who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and stockholders who own more than ten percent of such of the Company's securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal year 2003, all filings required of its officers, directors and covered stockholders were made in compliance with applicable SEC regulations, except as to a Form 4 filing by Mr. Fox pertaining to a sale of Company common stock that was inadvertently filed two days late.

COMMUNICATIONS WITH THE BOARD
OF DIRECTORS

        Stockholders, employees and other interested parties may communicate with the Company's Board of Directors, independent co-lead directors or any member of the Board, in the following manner:

        By telephone at any time, confidentially or anonymously, toll free, by calling 1-866-824-1017 from inside the United States or Canada, or outside the area by calling 1-704-556-7046 (collect).

        By writing, confidentially or anonymously, to the Crompton Corporation Board of Directors, c/o AlertLine, PMB3767, 13950 Ballantyne Corporate Place, Charlotte, NC 28277.

        For further information concerning communication with members of the Company's Board of Directors, please refer to the Company's website at www.cromptoncorp.com.

        It is the Company's policy that directors attend all meetings of the Board of Directors and the Company's annual meeting. All directors attended the 2003 annual meeting of stockholders.

MAILINGS TO STOCKHOLDERS

        The Company has adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, a single set of annual reports and proxy statements may be sent to a single address if two or more stockholders share that address, unless the Company has received a request from one or more of such stockholders to the contrary. This procedure reduces the Company's mailing and printing expenses.

        Upon request, the Company will promptly send a separate Annual Report for 2003 or this Proxy Statement to any stockholder residing at such a shared address. Requests may be made by calling Investor Relations at (203) 573-2163 or by writing to Investor Relations, Crompton Corporation, 199 Benson Road, Middlebury, CT 06749. If any registered stockholder residing at a shared address wishes to receive a separate annual report or proxy statement in the future, or if any registered stockholder receiving multiple copies of the Company's annual report and proxy statement desires householding, the stockholder may contact Investor Relations at Crompton Corporation in the manner described above. Stockholders owning shares through a bank, broker or other nominee should contact the nominee concerning householding procedures.

OTHER MATTERS

        As of the date of this statement, the Board of Directors does not know of any matter other than those referred to in this Proxy Statement as to which action is expected to be taken at the annual meeting of stockholders.

        The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with the specification so made. If no choice is specified, such shares will be voted (i) for the election as directors of the three nominees for directorships named herein; and (ii) in favor of the selection of KPMG LLP as auditor for fiscal year 2004.

        If any business not referred to in this Proxy Statement shall properly come before the meeting, it is intended that those persons named as proxies will vote the proxies in accordance with their judgment of the best interests of the Company and its stockholders.

By Order of the Board of Directors,

Barry J. Shainman Secretary
Dated: March 29, 2004

Appendix A

Crompton Corporation

Charter of the Organization, Compensation and Governance Committee of the Board of Directors

Composition:
The Board of Directors annually elects, by majority vote of the directors then in office, the members, not fewer than three in number, of the Organization, Compensation and Governance Committee. All members of the committee shall be Independent Directors, as that term is defined in the corporation's Corporate Governance Principles.
Functions And Authority:	The functions and authority of the Organization, Compensation and Governance Committee include:
•
annually evaluating the effectiveness of the Board, including receiving comments from all directors regarding the Board's performance, reviewing the definition of independence in the Corporate Governance Principles and ensuring compliance with the corporation's policies on independence, and reporting to the Board with an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year;
	•	annually reviewing the Corporate Governance Principles and recommending to the Board, where appropriate, modifications or additions thereto;
•
advising the Board with respect to the organization, size and composition of the Board and Board committees, including the appointment and removal of independent directors as members and chairmen of committees;
	•	identifying and screening candidates who fulfill the criteria set forth in the Corporate Governance Principles for membership on the Board utilizing, where appropriate, outside search firms;
	•	annually reviewing with the CEO the qualifications for Board membership in the context of the current Board membership;
	•	annually recommending to the Board a slate of candidates for election by the shareholders to the Board;
•
obtaining, as appropriate, the services of a consulting firm to assist in the evaluation of director, chief executive or senior executive compensation, with the sole right to approve such firm's fee and other retention terms;

•
obtaining, as appropriate, the services of a search firm, which will work for the Board with the cooperation of management, to identify director candidates, with the sole right to approve such firm's fee and other retention terms;
•	advising the Board with respect to the selection of the CEO and obtaining, as appropriate, the services of a search firm to identify CEO candidates when necessary;
•	annually reviewing succession plans with the CEO and the Board;
•	monitoring the corporation's compliance with the requirements of the Sarbanes-Oxley Act of 2002 regarding 401(k) plans and with all other applicable laws affecting employee compensation and benefits;
•	overseeing the corporation's compliance with the requirement of the New York Stock Exchange rules that shareholders approve equity compensation plans, with permitted exceptions;
•	annually reviewing the compensation of the Board and executives of the corporation in conjunction, where appropriate, with outside experts and reporting to the Board on the results of the review;
•
reviewing and approving corporate goals and objectives relevant to the CEO's compensation, annually evaluating the CEO's performance in light of those goals and objectives, and setting the CEO's compensation level based on this evaluation;
•	approving the level of compensation for senior executive officers named in the corporation's proxy statement;
•	reviewing and approving bonus and deferred compensation plans, incentive arrangements and equity ownership guidelines for executive officers;
•	reviewing, approving and monitoring the Crompton Corporation long-term incentive plans;
•	receiving periodic reports on the corporation's compensation programs as they affect all employees;
•
reviewing and approving (a) any employment agreements and severance arrangements; and (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits;

	•	producing an annual report on executive compensation for inclusion in the corporation's proxy statement, in accordance with applicable rules and regulations;
	•	obtaining, as appropriate, the services of internal or external legal, accounting or other advisors;
•
annually reviewing the structure and operations of the committee (including authority to delegate to subcommittees), committee member qualifications, and the process for appointing and removing committee members;
	•	annually reviewing this charter and recommending to the Board, where appropriate, modifications or additions hereto;
	•	performing an annual evaluation of the performance of the committee in fulfilling the functions set forth in its charter; and
	•	regularly reporting to the Board on the activities of the committee.
Meetings:	The Organization, Compensation and Governance Committee shall meet at least three times each year in January, July and October.

Appendix B

Crompton Corporation

Charter of The Audit Committee of The Board of Directors

Composition:
The Board of Directors annually elects, by majority vote of the directors then in office and on the recommendation of the Organization, Compensation and Governance Committee, the members, not fewer than three in number, of the Audit Committee. The Board shall designate one member to serve as chairman of the committee. Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Securities and Exchange Commission. A director who holds 20% or more of the corporation's stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot serve as chairman, or be a voting member of, the Audit Committee.
Functions And Authority:
The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the corporation, (2) the independent auditor's qualifications and independence, (3) the performance of the corporation's internal audit function and independent auditors, and (4) the compliance by the corporation with legal and regulatory requirements.
The functions and authority of the Audit Committee include:
•
Meeting periodically with the corporation's independent auditor to review the scope of the annual audit, policies relating to internal accounting and auditing procedures and controls, and the completed annual audit including any significant comments or recommendations of the auditor together with the responses of management
•
Meeting periodically with management to address the corporation's policies with respect to risk assessment and risk management and major financial risk exposures and the steps management has taken to monitor and control such exposures
•
Reviewing with the corporation's general counsel at least annually legal and regulatory matters that may have a material impact on the financial statements, the corporation's compliance policies and any significant reports or inquiries received from regulators or governmental agencies

•
Meeting periodically with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions to discuss any matters they believe should be brought to the attention of the committee (including resolving any disagreements between management and the independent auditor regarding financial reporting)
•
Exercising general oversight with respect to the adequacy and effectiveness of the corporation's internal administrative, business process and accounting controls including reviewing disclosures made to the Audit Committee by the corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the corporation's internal controls
•
Discussing the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the corporation's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements and, if so determined by the committee, recommending to the Board that the audited financial statements be included in the annual report on Form 10-K
•
Discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the corporation's financial statements, including any significant changes in the corporation's selection or application of accounting principles, any major issues as to the adequacy of the corporation's internal controls and any special steps adopted in light of material control deficiencies
•	Reviewing and discussing quarterly reports from the independent auditors on:
(a) All critical accounting policies and practices to be used
(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences
•	Discussing earnings press releases, including the use of pro forma or adjusted GAAP information, and financial information and earnings guidance provided to analysts and rating agencies
•	Discussing with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the corporation's financial statements
•	Setting hiring policies regarding employees or former employees of the independent auditor
•	Obtaining, as appropriate, advice and assistance from outside legal, accounting or other advisors
•	Preparing annually a report to the shareholders, as required by the Securities and Exchange Commission, to be included in the corporation's proxy statement
•
Obtaining and reviewing at least annually, a report by the independent auditor describing the auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the corporation
•
Evaluating together with the Board the performance of the independent auditor and the lead partner of the independent audit team and, if so determined by the Audit Committee, replacing the independent auditor
•
Ensuring the rotation of the audit partners as required by law and considering whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis
•	Meeting, with the independent auditor prior to the audit to discuss the planning and staffing of the audit

•	Reviewing the appointment and replacement of the senior internal auditing executive
•	Reviewing the significant reports to management prepared by the internal auditing department and management's responses
•	Discussing with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit
•
Selecting each year after discussion with the board (subject, if applicable, to shareholder ratification) the corporation's independent auditor, which firm is ultimately accountable to, and reports directly to, the Audit Committee
•
Approving all audit and non-audit services in advance as required by law and approving all fees paid to the auditor for both audit and non-audit services, giving consideration to the possible effect that providing such non-audit services could have on the auditor's independence
•
Receiving periodic reports from the independent auditor regarding the independent auditor's qualifications and independence, discussing such reports with the independent auditor, and if so determined by the Audit Committee, recommending that the Board take appropriate action to satisfy itself of the qualifications and independence of the independent auditor
•	Discussing with the independent auditor those matters required to be communicated to audit committees by Statement of Auditing Standards (SAS) No. 61
•	Obtaining from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated
•
Reviewing significant programs maintained by the corporation with respect to compliance with law and exercising oversight of the activities of the Vice President Business Ethics and Compliance as well as the Corporate Compliance Committee
•	Establishing procedures for handling complaints about accounting and auditing matters
•	Regularly reporting to the Board concerning the activities of the committee
•	Reviewing at least annually the corporation's Code of Business Conduct and Ethics

	•	Performing an annual evaluation of the performance of the Audit Committee
	•	Reviewing this charter on an annual basis and recommending to the Board appropriate modifications or additions hereto

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Finally, it is not the duty of the Audit Committee to conduct investigations to assure compliance with laws and regulations and the corporation's policies and code of conduct.
Meetings:
The Audit Committee meets four times each year in January, March, July and October and, as necessary, at other times during the year. In addition, in each quarter in which the corporation files or releases quarterly financial statements, the chairman of the Audit Committee will meet by telephone or in person with management and the independent auditor prior to such filing or release to determine whether there have been any significant changes in the corporation's accounting principles and whether there are any items required to be communicated by the independent auditors to the Audit Committee in accordance with SAS No. 61. Based upon the outcome of this meeting, the chairman will determine whether or not to convene a meeting of the Audit Committee prior to the filing or release of the quarterly financial statements.

CROMPTON CORPORATION	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

1.	Election of directors: 01 Leo I. Higdon, Jr., 02 C. A. (Lance) Piccolo and 03 Bruce F. Wesson to serve as Class I directors for a term expiring in 2007.	2.	Approval of the selection by the Board of KPMG LLP as independent auditors for 2004.	FOR ☐

FOR ALL NOMINEES with exceptions noted ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
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CROMPTON CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting on April 27, 2004, at Sheraton Stamford Hotel,
2701 Summer Street, Stamford, Connecticut, 11:15 A.M.

        The undersigned appoints ROBERT L. WOOD, JOHN T. FERGUSON II and BARRY J. SHAINMAN or each of them, with power of substitution, proxy and attorney for the undersigned to vote all shares of stock of Crompton Corporation that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of said Corporation to be held on Tuesday, April 27, 2004, at 11:15 a.m. and any adjournments thereof, with all powers the undersigned would have if present, upon the proposals set forth on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Proxy Statement thereof, receipt of which is acknowledged.

        This Proxy will be voted as directed, or where no direction is given, will be voted "FOR" Proposals Nos. 1 and 2. If any nominee for the Board of Directors named in the Proxy Statement is unavailable to serve, this Proxy will be voted for such substitute nominee as may be recommended by the Board of Directors. The Board of Directors is not aware of other matters to come before the meeting.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE

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REPORT OF THE AUDIT COMMITTEE
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG CROMPTON CORP., S&P 500 AND S&P 500 SPECIALTY CHEMICALS
Summary Compensation Table
Option Grants In Last Fiscal Year(1)
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
CROMPTON CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS For Annual Meeting on April 27, 2004, at Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut, 11:15 A.M.